Exhibit 99

                             ALLOU HEALTHCARE, INC.
                               50 Emjay Boulevard
                            Brentwood, New York 11717

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SUMMARY                                                    COMPANY CONTACT:
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Allou Healthcare, Inc. and its lenders file a lawsuit      David Shamilzadeh
against its insurers for failure to honor their            President and Chief Financial Officer
contractual obligations relating to losses suffered by     (631) 787-1220
Allou in warehouse fire of September 25-26, 2002.          e-mail: fran.fink@hbafrag.com
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                                                           Website: allou-healthcare.com

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FOR IMMEDIATE RELEASE:
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          BRENTWOOD, NEW YORK, March 24, 2003.......ALLOU HEALTHCARE, INC.
(AMEX:ALU), today announced that the Company and its lenders had commenced litigation against certain of its insurers to compel payment in respect of the losses Allou suffered as a result of the warehouse fire on September 25-26, 2002. Joining Allou as co-plaintiff in the action is Congress Financial Corporation in its capacity as agent and lender under Allou's credit facility. Allou and Congress commenced this litigation in the State Supreme Court of New York County against: Travelers Indemnity Company, Seneca Insurance Company, Certain Underwriters of Lloyd's of London, Royal Indemnity Company, Chubb Custom Insurance Company and Zurich American Insurance Company, all of whom issued insurance policies to Allou.

          The action seeks timely payment from the insurers of in excess of $100 million, which are damages Allou suffered as a direct result of the fire. In addition, the complaint seeks a declaratory judgment that the insurance policies require immediate payment of the loss amounts to Allou's lenders without regard to any defenses the insurers may attempt to assert to deny payment directly to Allou.

          The complaint also states that all requests by the insurers in connection with the investigation into the fire have been fully complied with, including providing the insurers with over 48,000 pages of documentation and numerous witnesses for examination under oath, yet, despite Allou's and Congress' cooperation, the insurers have refused to timely pay the claims or to provide any time frame for the completion of their investigation.

          David Shamilzadeh, president and chief financial officer of Allou, stated, "Allou and Congress jointly determined that legal action was required at this time. I am pleased that Allou's management and attorneys are confident that the outcome of this action will be favorable to Allou, its lenders and shareholders."

          He added, "In addition, the Company seeks damages for lost profits, lost business opportunities, statutory interest of 9%, attorneys' fees and other costs, which it believes will amount to over $30 million."

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          Founded in 1962, Allou Healthcare, Inc. is the premier distributor of over 22,000 nationally advertised health and beauty aid products, branded and generic prescription pharmaceuticals, prestige designer fragrances, cosmetics and branded non-perishable foods. Through its wholly owned subsidiary Stanford Personal Care Corporation, the Company manufactures upscale hair care and skin care products. Allou's account base consists of 4,200 independent drug and convenience stores and the leading national chain stores.

          Cautionary advice as to "forward-looking statements." Certain statements in this announcement are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements, which may refer to the expectations of our management or advisors concerning the outcome of litigation, involve certain known and unknown risks, uncertainties and other factors that may cause the statements to be materially different from actual future results.